UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 4, 2013

JMG Exploration, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-32438 (Commission File Number)	20-1373949 (IRS employer identification no.)
600 Brand Blvd., Suite 230, Glendale, CA	91203
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(818) 649-5710

 (Registrant’s former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At a Special Meeting of Shareholders (the "Meeting") of JMG Exploration, Inc (the "Company") held on March 4, 2013, the registrant's shareholders approved the following:

•

An increase in the authorized number of shares of the Company’s common stock from 25,000,000 to 100,000,000;

•

A change in the name of the Company from JMG Exploration, Inc. to MediaShift, Inc. in order to more accurately reflect the Company’s business ; and

•

A reverse stock split of the Company’s common stock of one share for every two (1-for-2) shares outstanding

Each of the matters presented at the special meeting of the shareholders was adopted and ratified by holders of more than 80% of the outstanding aggregate voting power of the registrant. No votes were cast against any of the proposals.

Item 7.01 - Regulation FD Disclosure

On March 4, 2013, we issued a press release announcing the results of the special meeting of the shareholders disclosing that shareholders had overwhelmingly adopted each of the items discussed above. A copy of that press release is furnished as Exhibit 99.1 hereto.

Item 9.01 - Financial Statements and Exhibits

(c)           Exhibits

No.	Description

3.3	Amendment to Articles of Incorporation dated March 4, 2013.
99.1	Press Release, issued on March 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JMG Exploration, Inc.

Dated: March 5, 2013	By:	/s/ David Eastman
David Eastman
Chief Financial Officer